UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 1, 2005

Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098
(Address of Principal Executive Offices)	(Zip Code)

(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 1, 2005, Delphi Corporation, acting pursuant to directions from the Compensation Committee of the Board of Directors, took the following compensation actions:

Summary 2004 Executive Compensation Plan:
The 2004 threshold performance targets established for cash awards granted under the Annual Incentive Plan and the Long Term Incentive Plan were not met and therefore no payments were made under either program for the entire executive group (approximately 600 executives), including the executive officers.

2005 Grants:
On March 1, 2005, the following executive officers were awarded restricted stock units under the Long Term Incentive Plan approved by shareholders in May 2004. These awards were reported on a Form 4 filed with the Securities and Exchange Commission (SEC) on March 3, 2005. As previously reported in a Form 8-K filed February 14, 2005, no stock options were awarded under the Long Term Incentive Plan. Additionally, such executive officers were awarded a recognition and retention grant consistent with the previously reported decision by the Compensation Committee to award a broad-based grant for U.S. salaried and worldwide executive employees.

The number of restricted stock units granted to the executive officers is identical to the amounts granted in 2004, with the exception of Mr. O’Neal who received an increased amount due to his recent appointment as Delphi’s new President and Chief Operating Officer and Mr. Sheehan who received a supplemental grant of restricted stock units on March 4, 2005 as a result of his appointment as acting Chief Financial Officer. In determining individual recognition and retention grant amounts for the executive officers, the Compensation Committee considered the following factors: industry competitive issues, competitive compensation targets and the need to retain the leadership team over the next two years.

The restricted stock unit awards approved for Delphi’s executive officers vest equally in the third, fourth and fifth year following the grant. The awards are subject to all other provisions of the Long Term Incentive Plan, a copy of which is on file with the SEC. The Recognition and Retention Grant will be paid in four equal installments beginning September 1, 2005 and ending March 1, 2007, as long as the officer remains an active employee of Delphi on the payment date:

Officer	Restricted Stock Units	Recognition & Retention Installment
J.T. Battenberg, III	188,550	$425,500
Rodney O’Neal	77,625	$181,000
David Wohleen	61,200	$142,750
Mark Weber	55,350	$129,000
Logan Robinson	22,253	$51,750
John Sheehan(1)	16,200	$37,750

(1)	Amounts for John Sheehan reflect his recently appointed position as Delphi’s Acting Chief Financial Officer. On March 4, 2005, the committee authorized an increase of 6,862 restricted stock units to reflect the additional responsibilities of the position. The amount included in the table is the total of the March 1, 2005 and March 4, 2005 grant.

The complete terms of the recognition and retention grant are as set forth in the form of award agreement filed as an exhibit to this Form 8-K. Any changes to the aforementioned terms and conditions of payment are subject to the review and approval of the Compensation Committee of the Board of Directors. Any such rare and unanticipated changes would be disclosed in a subsequent 8-K filing, as required by federal securities laws.

Lastly on March 4, 2005, in connection with Mr. Sheehan’s assumption of increased responsibilities and promotion to acting Chief Financial Officer, the Compensation Committee not only approved the additional grant of restricted stock units noted above, but also approved a commensurate increase in Mr. Sheehan’s annual base compensation to $500,000.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits. The following exhibit is being filed as part of this Report.

Exhibit
Number	Description

99(a)	2005 Executive Recognition and Retention Grant Summary — Section 16 (b) Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION
(Registrant)
Date:	March 7, 2005

By: /s/ JOHN D. SHEEHAN

(John D. Sheehan, Acting Chief Financial Officer,
Chief Accounting Officer and Controller)

Exhibit Index

Exhibit
Number	Description

99 (a)	2005 Executive Recognition and Retention Grant Summary — Section 16 (b) Officers